UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 1, 2016

Fidus Investment Corporation

(Exact Name of Registrant as Specified in its Charter)

Maryland	814-00861	27-5017321
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1603 Orrington Avenue, Suite 1005

Evanston, Illinois 60201

(Address of Principal Executive Offices, Including Zip Code)

(Registrant’s Telephone Number, Including Area Code) (847) 859-3940

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(c). Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 1, 2016, Fidus Investment Corporation (the “Company”) announced the promotion of Thomas C. Lauer, 49, to President of Fidus Investment Corporation. Edward Ross, who had held the title of President, will continue to serve as the Company’s Chairman and Chief Executive Officer. Mr. Lauer will continue to serve as a director and member of the investment committee.

Mr. Lauer has more than 25 years of experience investing debt and equity capital in lower middle-market companies and has been a member of the Fidus platform since 2008 and a director of the Company since its IPO in 2011. Prior to joining Fidus, Mr. Lauer was a managing director of Allied Capital Corporation from 2004 to 2008, where he was a member of various investment committees. Earlier in his career, Mr. Lauer held positions at the Global Sponsor Finance Group of GE Capital, the Leveraged Capital Group at Wachovia Securities and its predecessor, First Union Securities, Inc., and the Platform Components Division of Intel Corporation.

There is no arrangement or understanding between Mr. Lauer and any other person pursuant to which he was appointed as President, nor is there any family relationship between Mr. Lauer and any of the Company’s directors or other executive officers. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company is a participant, the amount involved exceeds $120,000, and in which Mr. Lauer had, or will have, a direct or indirect material interest.

The press release announcing Mr. Lauer’s appointment is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit	Description

99.1	Press Release dated September 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 1, 2016	Fidus Investment Corporation

	By:	/s/ Edward H. Ross
Edward H. Ross
Chief Executive Officer